THE PILLAR FUNDS
                           INVESTMENT SUB-ADVISORY AGREEMENT

         AGREEMENT made this 28th day of April, 1995, by and among United Jersey Bank Investment Management Division, a division of United Jersey Bank, (the "Adviser"), Wellington Management Company, a Massachusetts general partnership (the "Sub-Adviser") and The Pillar Funds, a Massachusetts business trust (the "Trust").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement of even date herewith (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the International Growth Portfolio (the "Portfolio"), and

         WHEREAS, the Adviser and the Trust each desire to retain the Sub-Adviser to provide investment sub-advisory services to the Trust in connection with the management of the Portfolio and such other portfolios as the Trust, the Adviser and the Sub-Adviser may agree upon by written addenda to this Agreement, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

         1. (a) Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage the investment operations of the Portfolio and the composition of the Portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in the Portfolio's Prospectus (such Prospectus and the Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following:

            (1) The Sub-Adviser shall determine from time to time what investments and securities will be purchased, retained or sold by the Portfolio, and what portion of the assets will be invested or held uninvested in cash.

            (2) In the performance of its duties and obligations under this
                Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust and By-Laws (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations. as each is amended from time to time.

            (3) The Sub-Adviser shall place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Portfolio's Registration Statement (as defined herein) and Prospectus or as the Board of Trustees or the Adviser may direct from time to time, in conformity with federal securities laws. In providing the Portfolio with investment sub-advisory

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                services, the Sub-Adviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Adviser's other clients may be a party. It is understood that it is desirable for the Portfolio that the Sub-Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at higher cost to the Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Portfolio with such brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients.

                    On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Portfolio and to such other clients.

            (4) The Sub-Adviser shall maintain all books and records with respect to the Portfolio's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph
                (f) of Rule 31a-1 under the 1940 Act and shall render to the Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request.

            (5) The Sub-Adviser shall provide the Portfolio's Custodian on each business day with information relating to all transactions concerning the Portfolio's assets and shall provide the Adviser with such information upon request of the Adviser.

            (6) The investment sub-advisory services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

            (7) The Sub-Adviser shall provide such reports and data in hard copy and machine readable form as are requested by the Adviser and which are consistent with the Sub-Adviser's normal data production capabilities.

            (8) The Sub-Adviser shall prepare a quarterly broker security transaction summary and monthly security transaction listing for the Portfolio.

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            (9) Unless the Board of Trustees of the Trust or the Adviser directs otherwise in a particular instance or generally, the Sub-Adviser shall take reasonable measures to vote, give and withhold consents with respect to, and take all other similar actions relating to, the securities and other investments owned by the Portfolio.

           (10) The Sub-Adviser shall report regularly to the Adviser and shall make appropriate persons available for the purpose of reviewing at reasonable times with representatives of the Adviser and the Board of Trustees of the Trust the management of the Portfolio, including, without limitation, review of the general investment strategy of the Portfolio, the performance of the Portfolio in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and shall provide various other reports from time to time as reasonably requested by the Adviser.

           (11) The Sub-Adviser shall treat confidentially and as proprietary information of the Trust all such records and other information relative to the Trust maintained by the Sub-Adviser, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceeding for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         (b) Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers or employees.

         (c) The Sub-Adviser shall keep the Portfolio's books and records required to be maintained by the Sub-Adviser pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Portfolio are property of the Portfolio and the SubAdviser shall surrender promptly to the Portfolio any of such records upon the Portfolio's request; provided, however, that the Sub-Adviser may retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.

         2. For all purposes of this Agreement the Sub-Adviser shall be deemed to be an independent contractor, and shall have no authority to act as agent for the Adviser or the Trust in any manner or in any respect.

         3. The Adviser has delivered to the Sub-Adviser copies of each of the following documents and shall deliver to it all future amendments and supplements, if any:

             (a) The Trust's Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as

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                    in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

             (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

             (c) Certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Adviser and the Sub-Adviser with respect to the Portfolio, and approving the form of this Agreement;

             (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Portfolio and shares of the Portfolio, and all amendments thereto;

             (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission, and all amendments thereto; and

             (f)    Prospectus(es) of the Portfolio

         4. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Portfolio. For the services provided and the expense assumed by the Sub-Adviser pursuant to this Agreement, the Adviser shall pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at an annual rate of .60% on the first $50 million, .45% on the next $100 million and .30% over $150 million of the Portfolio's average daily net assets. This fee shall be computed daily and paid to the Sub-Adviser monthly. The Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

         5. The Sub-Adviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio or the Adviser in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
             Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

         6. This Agreement shall become effective as of the date hereof with respect to the Portfolio and, unless sooner terminated as provided herein, shall continue in effect with respect to the Portfolio until February, 28, 1997. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to the Portfolio for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio; provided,

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             however, that if the shareholders of the Portfolio fail to approve the continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder in the manner and to the extent permitted under the 1940 Act and the rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

             Notwithstanding the foregoing, this Agreement may be terminated as to the Portfolio at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding securities of the Portfolio), by the Adviser, or by the Sub-Adviser on sixty days' written notice to each of the other parties hereto. This Agreement shall terminate automatically and immediately in the event of its assignment, and shall also terminate automatically and immediately upon the termination of the Advisory Agreement.

             As used in this Section 6, the terms "assignment," "interested persons" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Commission under the 1940 Act.

         7. As long as the services to the Adviser and the Trust under this Agreement are not impaired, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's partners, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         8. During the term of this Agreement, the Trust agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of the Portfolio or the public that refer to the Sub-Adviser or its clients in any way prior to use thereof and not to use material if the Sub-Adviser reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Adviser, its services and its clients. The Trust agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

         9. The terms or provisions of this Agreement may be amended, modified or waived in writing if such amendment, modification or waiver is approved by the affirmative vote or action by written consent of the Board of Trustees of the Trust and by the Adviser and Sub-Adviser in accordance with the 1940 Act; provided, that an amendment, modification or waiver shall also be approved by the shareholders of the Trust if shareholder approval is required by the 1940 Act and the rules and regulations thereunder.

        10. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

        11. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the services to be provided by the Sub-Adviser, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        12. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

        13. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:

             To the Adviser at:
             United Jersey Bank
             210 Main Street
             Hackensack, NJ 07601
             Attention: President

             To the Sub-Adviser at:
             Wellington Management Company
             75 State Street
             Boston, MA 02109
             Attention: Legal Department

             To the Trust or the Portfolio at:
             The Pillar Funds
             c/o SEI Corporation
             680 East Swedesford Road
             Wayne, PA 19087
             Attention: Legal Department


             Any party may change its address for notices, advices or reports hereunder by giving notice of such change to the other parties in accordance with this Section 13.

        14. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding

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only upon the assets and property of the Portfolio of the Trust. No portfolio of the Trust shall be liable for any other portfolio of the Trust. Without limiting the generality of the foregoing, the Sub-Adviser shall look only to the assets of the Portfolio for payment of fees for services rendered to the Portfolio.

         In the event that there is a change in the partners of the Sub-Adviser, the Sub-Adviser shall notify the Adviser and the Trust within a reasonable period of time.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their of officers designated below as of the day and year first written above.

United Jersey Bank Investment Management       Wellington Management Company
Division, a division of United Jersey Bank

By: /s/ John W. Gustafson                      By: /s/ Duncan M. McFarland
   --------------------------------               -----------------------------
Title:    Senior Vice President                Title:        President
      -----------------------------                  --------------------------

The Pillar Funds

By: /s/ Kathyrn L. Stanton
   --------------------------------
Title:       Vice President
      -----------------------------